Exhibit 5.1

November 16, 2001



Fidelity Federal Bancorp
18 N.W. Fourth Street
Evansville, Indiana 47708

     Re: Rights Offering for 9.00% Junior Subordinated Notes due 2008 and Warrants for 500,000 Shares of Common Stock of Fidelity Federal Bancorp (the "Rights Offering")

Ladies and Gentlemen:

     We have acted as counsel for Fidelity Federal Bancorp (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration under the Act of $1,500,000 aggregate principal amount of the Company's 9.00% Junior Subordinated Notes due 2008 (the "Notes"), 500,000 warrants to purchase shares of common stock of the Company (the "Warrants") and 500,000 shares of common stock of the Company (the "Shares") underlying the Warrants. It is our understanding that, in accordance with the terms and conditions of the Rights Offering as set forth in the Registration Statement, the Company will distribute subscription rights to persons who own common stock of the Company to purchase Notes and Warrants.

     In rendering this opinion, we have reviewed and are familiar with the Company's Articles of Incorporation, as amended, and By-Laws and such other records, documents and information as we have in our judgment deemed relevant. We have also relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to as originals are authentic and that all documents submitted to us as certified or photostatic copies conform with the originals of such documents.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, it is our opinion that (i)

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Fidelity Federal Bancorp
November 16, 2001
Page 2

the Notes are duly authorized by the Board of Directors of the Company (the "Board") and if and when sold pursuant to the terms and conditions of the Rights Offering as set forth in the Registration Statement, the Notes will, when issued in accordance with and pursuant to the terms of the Rights Offering, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, readjustment of debt or similar laws relating to or affecting creditors' rights generally and subject to general principles of public policy and equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (ii) the Warrants are duly authorized by the Board, and if and when issued by the Company pursuant to the terms and conditions of the Rights Offering as set forth in the Registration Statement, when exercised, will constitute binding obligations of the Company, and (iii) the shares are duly authorized by the Board, and if and when sold pursuant to the terms and conditions of the Warrants will, when issued, be legally issued, fully-paid and non-assessable. This opinion is limited to the matters stated herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated.

     This opinion is limited to the federal laws of the United States of America and the laws of the State of Indiana and is addressed to you and is for your use in connection with the Registration Statement and the Rights Offering contemplated therein.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and the Prospectus forming a part thereof under the caption "Legal Matters". In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

                                    Very truly yours,

                                    /s/ KRIEG DEVAULT LLP

                                    KRIEG DEVAULT LLP